ANAVEX STRENGTHENS BOARD OF DIRECTORS

GENEVA, SWITZERLAND, December 17, 2007 -- Anavex Life Sciences Corp. (“ANAVEX”) (OTCBB: AVXL) today announced the appointment of Dr. Cameron Durrant to its Board of Directors. Dr. Durrant is currently Worldwide Vice President of Virology Global Strategic Marketing at Johnson & Johnson (NYSE: JNJ).

“ANAVEX is both pleased and privileged to welcome Dr. Durrant to our Board," said Dr. Kontzalis, Chief Executive Officer for ANAVEX. “Dr. Durrant is a medically trained MBA who has a unique entrepreneurial background coupled with major international pharmaceutical experience. This combination of biotech and business development credentials adds considerable depth to the ANAVEX Board and we are confident that Dr. Durrant will help guide us as we work to aggressively execute our business plan.”

“This is an exciting time for ANAVEX and I welcome the opportunity to contribute to the company’s continued growth,” said Dr. Durrant. “ANAVEX’s novel SIGMACEPTOR technology platform offers great potential for both central nervous system and cancer applications.”

Before joining Johnson & Johnson, Dr. Durrant was President and CEO of Pediamed Pharmaceuticals. Dr. Durrant’s background also includes executive-level positions with Merck & Co., GlaxoSmithKline and Pharmacia (now Pfizer). He was a regional winner and national finalist for Ernst & Young’s Entrepreneur of the Year award in 2005. Dr. Durrant holds a MBA from Henley Management College at Oxford and a MB and BCh (equivalent to American MD degree) from the Welsh National School of Medicine in Cardiff, U.K.

About ANAVEX

Anavex Life Sciences Corp. (www.anavex.com) is an emerging biopharmaceutical company engaged in the discovery and development of novel drug targets for the treatment of cancer and neurological diseases. The company’s proprietary SIGMACEPTOR™ Discovery Platform involves the rational drug design of compounds that fulfill specific criteria based on unmet market needs and new scientific advances. Selected drug candidates demonstrate high, non-exclusive affinity for sigma receptors, which are involved in the modulation of multiple cellular biochemical signaling pathways.

ANAVEX’s SIGMACEPTOR™-N program involves the development of novel and original drug candidates, targeting neurological and neurodegenerative diseases (Alzheimer’s disease, epilepsy, depression, etc.). The company’s lead drug candidates exhibit high, non-exclusive affinity for sigma receptors with strong evidence for anti-amnesic, neuroprotective, anti-apoptotic, anti-oxidative, anti-inflammatory, anti-convulsive, anti-depressant and anxiolytic properties.

ANAVEX’s SIGMACEPTOR™-C program involves the development of novel and original drug candidates targeting cancer. The company’s lead drug candidates exhibit high, non-exclusive affinity for sigma receptors with strong evidence for selective pro-apoptotic, anti-metastatic and low toxicity properties in various types of solid cancers such as colon, prostate, breast, lung, etc.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery and development, which include, without limitation, the potential failure of development candidates to advance through preclinical studies or demonstrate safety and efficacy in clinical testing and the ability to file an IND or commence clinical studies. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and Anavex Life Sciences Corp. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

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